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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

              Subsidiary of Waypoint Financial            State of Organization
              --------------------------------            ---------------------
       Waypoint Bank ..................................       United States
       Waypoint Financial Investment Corporation ......       Delaware
       New Service Corporation ........................       Pennsylvania
       Waypoint Service Corporation ...................       Pennsylvania
       Waypoint Brokerage Services, Inc. ..............       Pennsylvania
       Waypoint Insurance Services, Inc. ..............       Pennsylvania
       Owen Insurance Inc. ............................       Pennsylvania
       Waypoint Insurance Group, Inc ..................       Pennsylvania
       Lenders Support Group Inc. .....................       Pennsylvania
       Waypoint Capital Trust I .......................       Delaware
       Waypoint Capital Trust II ......................       Delaware

              Subsidiary of Waypoint Bank                 State of Organization
              ---------------------------                 ---------------------
       Waypoint Investment Corporation ................       Delaware
       H. S. Service Corporation ......................       Pennsylvania
       First Harrisburg Service Corporation ...........       Pennsylvania
       C.B.L. Service Corporation .....................       Pennsylvania
       AVSTAR Mortgage Corporation ....................       Pennsylvania

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